December 12, 1996

Securities and Exchange Commision
Judicial Plaza
450 Fifth Street, NW
Washington, DC  20549

Re:     Analytical Surveys, Inc.

                               CONSENT OF COUNSEL

     I hereby consent to the use of my name as legal counsel in the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended September 30, 1996 filed by Analytical Surveys, Inc. on Form 10-KSB.

DANIEL P. EDWARDS, P.C.

/s/ Daniel P. Edwards
DANIEL P. EDWARDS, President